Exhibit 99.1

CLC Healthcare, Inc. Announces Agreement and Plan of Merger

    DALLAS--(BUSINESS WIRE)--Oct. 6, 2003--CLC Healthcare, Inc. (OTC:CLCE), today announced that it had signed an Agreement and Plan of Merger ("Agreement") with Center Healthcare, Inc. ("CHI") and CHI's wholly owned subsidiary, CHMS, Inc. The Agreement provides that in the merger each outstanding share of CLC's $.01 par value common stock will receive $1.00 in cash. CLC currently has 2,132,826 common shares outstanding. After the merger CLC will be a wholly owned subsidiary of CHI.
    Consummation of the merger is subject to customary conditions, including shareholder approval by the holders of sixty-six and two thirds percent (66 2/3%) of the outstanding CLC shares. The Board of Directors of CLC has established October 10, 2003, to be the date of record for stockholders to vote at a Special Meeting. CLC will immediately file a preliminary proxy statement with the Securities and Exchange Commission. CLC will announce the date of the Special Meeting of the Stockholders to vote on this matter at the time the proxy statement is mailed to shareholders.

    CONTACT: CLC Healthcare, Inc.
             Andrew Kerr, 214-905-9033